UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 15, 2011

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)           Following the filing of the 8-K by the Registrant on February 14, 2011, the Registrant entered into an agreement related to the separation of Andrew N. Peterson, Chief Financial Officer as set forth in the 8-K filed by the Registrant on February 14, 2011.  The Registrant and Mr. Peterson entered into an agreement pursuant to which the Registrant agreed to pay post-termination compensation to Mr. Peterson.  The Registrant agreed to continue to pay semi-monthly amounts equal to Mr. Peterson’s then current base salary for three months following the effective date of his termination (amounting to gross payments of $60,000). The Registrant also agreed to pay certain amounts in connection with Mr. Peterson’s medical and dental insurance coverage.  This agreement was executed on February 15, 2011.  The foregoing summary is qualified in its entirety by reference to the full and complete terms of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description of Exhibits

10.1	Letter Agreement, dated February 10, 2011, and executed February 15, 2011 between the Registrant and Andrew N. Peterson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Douglas A. Graham
Douglas A. Graham
Vice President and General Counsel

Date:  August 24, 2011

Exhibit Index

Exhibit Number	Description of Exhibits

10.1	Letter Agreement, dated February 10, 2011, and executed February 15, 2011 between the Registrant and Andrew N. Peterson.